UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 18, 2007
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-3.1 BYLAWS, AS AMENDED
EX-10.1 AMENDED RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN
EX-10.2 AMENDED AND RESTATED RETIREMENT SECURITY AGREEMENT
EX-10.3 FORM OF AMENDED AND RESTATED RETIREMENT SECURITY AGREEMENT
EX-10.4 AMENDED 2005 EQUITY INCENTIVE PLAN

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          On September 18, 2007, the Board of Directors of Insteel Industries, Inc. (the “Company”) approved an amendment to the Company’s Return on Capital Incentive Compensation Plan (“ROCICP”) that would provide the Company’s Executive Compensation Committee the discretion to seek recovery of previously paid incentive payments, or to reduce future incentive payments, in the event of a material restatement of the Company’s financial results. The ROCICP is the vehicle through which annual incentive payments are earned by corporate office employees of the Company, including our executive officers, based on the Return on Capital achieved by the Company. A detailed description of the ROCICP appears in our Proxy Statement dated January 12, 2007 and a copy of the amended ROCICP is filed as an exhibit hereto.
          Also on September 18, 2007, the Board of Directors of the Company approved an amendment of the Retirement Security Agreements (“RSAs”) that it had previously entered into with each of its executive officers. The RSAs generally provide participants with certain supplemental retirement benefits, as well as pre-retirement disability and death benefits, unless a participant is terminated for cause. The purpose of the amendment is to clarify that upon the occurrence of a change in control of the Company (as defined in Section 409A of the Internal Revenue Code), the participant will be paid the present value of the future benefit earned as defined in the RSAs. A detailed description of the RSAs appears in our Proxy Statement dated January 12, 2007 and a copy of the form of amended RSA is filed as an exhibit hereto. If a change in control of the Company occurred on September 29, 2007 (the Company’s fiscal year-end), our current estimate of the amounts that would be payable to the Company’s executive officers pursuant to each officer’s RSA is as follows: Mr. Woltz, III: $936,300; Mr. Gazmarian: $177,400; Mr. Petelle: $14,700; Mr. Wagner: $170,800.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On September 18, 2007, the Board of Directors of the Company approved amendments to Sections 1, 2 and 6 of Article 7 of the Company’s Bylaws to permit the issuance of shares in both certificated and non-certificated form, in accordance with the Nasdaq listing requirements that will apply to the Company effective January 1, 2008. Prior to the amendment, the Company’s Bylaws only permitted the issuance of shares in certificated form. The amended Bylaws became effective on September 18, 2007. A copy of the amended Bylaws is filed as an exhibit hereto.
Item 8.01. Other Events.
          On September 18, 2007, the Board of Directors of the Company approved an amendment of the 2005 Equity Incentive Plan of Insteel Industries, Inc. (the “Plan”) to provide that payment of dividends on restricted shares issued pursuant to the Plan may be made in cash, common stock or additional restricted shares. The form of payment of dividends shall be determined from time to time by the Executive Compensation Committee, which has determined that dividends on restricted shares shall be paid in cash beginning with the payment of the next dividend. Prior to amendment, the Plan required that payment of dividends be made in the form of additional restricted shares. A copy of the amended Plan is filed as an exhibit hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.1	Bylaws of Insteel Industries, Inc, as amended on September 17, 2007.

10.1	Amended Return on Capital Incentive Compensation Plan.

10.2	Amended and Restated Retirement Security Agreement between the Company and H.O. Woltz III.

10.3	Form of Amended and Restated Retirement Security Agreement between the Company and Michael C. Gazmarian, James F. Petelle and Richard T. Wagner (each agreement is substantially identical to the form in all material respects).

10.4	Amended 2005 Equity Incentive Plan of Insteel Industries, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: September 21, 2007	By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

Date: September 21, 2007	By:	/s/ James F. Petelle
James F. Petelle
Vice President — Administration and Secretary